EXHIBIT 4.3


                      Summary Plan Description of the Plan


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                                                         Pentegra Services, Inc.
--------------------------------------------------------------------------------








                    FIRST KANSAS FEDERAL SAVINGS ASSOCIATION
                  EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND
                                      TRUST








                            Summary Plan Description











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                                                     SUMMARY  PLAN   DESCRIPTION
                                                                             for
                                        FIRST KANSAS FEDERAL SAVINGS ASSOCIATION
                                                                  Osawatomie, KS
                                                                 January 1, 1999





                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604


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PENTEGRA GROUP
Retirement Plan Solutions
PENTEGRA GROUP
108 Corporate Park Drive
White Plains, NY 10604
Tel: 800.872.3473
Fax: 914.696.9384
www.pentegra.com


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To Participating Employees of First Kansas Federal Savings Association:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the First Kansas Federal Savings Association Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.



                                 Your Employer,
                                 First Kansas Federal Savings Association



















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                                  S U M M A R Y   O F   Y OU R   B E N E F I T S
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ELIGIBILITY    You will be eligible for  membership in the Plan on the first day of the month after you complete 12 months of employment and attain age 21. In order for you to complete 12 months of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period.

PLAN SALARY    Plan Salary is defined as basic salary plus overtime, bonuses and commissions. In addition, any pre-tax contribution which you make to an  Internal  Revenue  Code  Section  401(k)  or  Section  125
               cafeteria plan is included in Plan Salary.

PLAN
CONTRIBUTIONS  Employee  - You may elect to make a  contribution  of 1%, 2%, 3%,
               4%, 5%, 6%, 7%, 8%, 9%, 10%,  11%,  12%,  13%, 14% or 15% of Plan
               Salary.

               Employer - Your employer will contribute 50% of your contribution to the Plan.

               The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                   Illustration
                   Employee                             Employer
               Contribution Rate                  Matching Contribution
               -----------------                  ---------------------
                        1%                                 0.5%
                        2%                                 1.0%
                        3%                                 1.5%
                        4%                                 2.0%
                        5%                                 2.5%
                        6-15%                              3.0%


               Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

 VESTING Generally, you will be 100% vested in any employer contributions after you complete 5 years of employment. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest.

WITHDRAWALS    While  you  are  working,  you may  withdraw  all or part of your vested account balance subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY     If you are disabled,  you will be entitled to the same withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.




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                                               T A B L E   O F   C O N T E N T S
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Determining Your Eligibility................................................   1

Reenrollment................................................................   1

Making Contributions to the Plan............................................   2

         o    Plan Contributions............................................   2

        o    Allocation of Contributions....................................   2

        o    Rollovers......................................................   2

        o    Plan Salary....................................................   2

Investing Your Account......................................................   3

        o    Investment of Contributions ....................................  3

        o    Valuation of Accounts...........................................  4

        o    Reporting to Members............................................  4

Vesting.....................................................................   5

Making Withdrawals From Your Account........................................   6

        o    Upon Termination of Employment.................................   6

        o    Upon Disability................................................   7

        o    Upon Death.....................................................   7

Borrowing From Your Account.................................................   8

Plan Limitations............................................................   9

Top Heavy Information.......................................................  10

Disputed Claims Procedure...................................................  10

Statement of Member's Rights................................................  11

Plan Information............................................................  12




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                         D E T E R M I N I N G   Y O U R   E L I G I B I L I T Y
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EMPLOYEE
ELIGIBILITY    You will be eligible for  membership in the Plan on the first day of the month after you complete 12 months of employment and attain age 21. In order for you to complete 12 months of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

               In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

               All employees shall be eligible to participate as stated above, except employees covered by a collective bargaining agreement and nonresident aliens who receive no earned income from the employer which constitutes income from sources in the United States.

               You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of
               (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT   If you terminate  employment and are  subsequently  reemployed by
               the  same   employer,   you  will  be  eligible   for   immediate
               reenrollment.




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             M A K I N G   C O N T R I B U T I O N S  T O  T H E  P L A N
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PLAN
CONTRIBUTIONS  Employee - You may elect to make pre-tax contributions of 1%, 2%,
               3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%,  11%,  12%,  13%,  14% or 15% of
               Plan Salary (see "Plan Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

               Employer -Your employer will contribute 50% of your contribution to the Plan. The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                        Illustration
                                        ------------
                      Employee                               Employer
                  Contribution Rate                  Matching Contribution
                  -----------------                  ---------------------
                           1%                                 0.5%
                           2%                                 1.0%
                           3%                                 1.5%
                           4%                                 2.0%
                           5%                                 2.5%
                           6-15%                              3.0%

               Please refer to the "Account  Withdrawal" section of this booklet
               to   determine  if  there  are  any   restrictions   on  employer
               contributions on account of withdrawal.


ALLOCATION OF
CONTRIBUTIONS  Your  employer  has an account for each  member.  All of your own contributions and all employer contributions will be allocated to this account. The total of the value of your account represents your interest in the Plan.

               Internal Revenue Service Nondiscrimination Rules
               ------------------------------------------------

               If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, effective for years beginning after December 31, 1996, a highly compensated employee is an employee who:

               (a) was a 5% owner at any time during the current or preceding year, or

               (b)  received  annual  compensation  from  the  employer  for the
                    preceding   year  in  excess   of   $80,000   (indexed   for
                    cost-of-living adjustments, if any).

ROLLOVERS      You may make a  rollover  contribution  of an  eligible  rollover distribution from any other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA).
               These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.


PLAN SALARY    Plan Salary is defined as basic salary plus overtime, bonuses and commissions. In addition, any pre-tax contribution which you make to an Internal Revenue Code Section 401(k) plan or Section 125
               Cafeteria Plan is included in Plan Salary. However, Plan Salary for any year may not exceed $160,000 for 1999 (indexed for cost-of-living adjustments).

                                       2
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                                     I N V E S T I N G   Y O U R   A C C O U N T
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INVESTMENT OF
CONTRIBUTIONS  Contributions  are  invested at your  direction in one or more of the following investment funds:

                                ASSET ALLOCATION FUNDS (3)
                                          Income Plus
                                          Growth & Income
                                          Growth
                                INTERNATIONAL STOCK FUND
                                S & P MIDCAP FUND
                                S & P 500 STOCK FUND
                                GOVERNMENT BOND FUND
                                STABLE VALUE FUND
                                MONEY MARKET FUND
                                FIRST KANSAS FINANCIAL CORPORATION STOCK FUND

               These funds are described in greater detail on your quarterly statements.

               Contributions made by you are invested at your direction in one or more of these funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

               Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your plan allows for a change of investment allocation on a daily basis.

               Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

               No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in the S&P 500 Stock Fund, the S&P Midcap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, the Growth Asset Allocation Fund, and/or the First Kansas Financial Corporation Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

               If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

               Employer Matching Contributions will be invested in the First Kansas Financial Corporation Stock Fund .

                                        3

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                                     I N V E S T I N G   Y O U R   A C C O U N T
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VALUATION OF
ACCOUNTS The Plan uses a unit system for valuing each Investment Fund. Under this system each participant's share in any Investment Fund is represented by units. The unit value is determined as of the close of business each regular business day (daily valuation). The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

               Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

               NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

REPORTING TO
MEMBERS As soon as practicable after the end of each calendar quarter you will receive a personal statement from the plan. This statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.



                                        4

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                                                                   V E S T I N G
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               "Vesting" is the process  under which you earn a  non-forfeitable right to the units in your account. You are always 100% vested (i.e., You will not give up any units when you terminate employment) in any contributions you make to the Plan.

               With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:


                  Years of Employment                Vesting Percentage
                  -------------------                ------------------
                           0 - 5                                0%
                           5 or more                          100%

               You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

               If  you  terminate   employment   with  this  employer  prior  to
               completing 5 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.


                                        5

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         M A K I N G   W I T H D R A W A L S   F R O M   Y O U R   A C C O U N T
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ACCOUNT
WITHDRAWAL     While Employed You may make a total or partial  withdrawal of the vested  portion of your  account by filing the  appropriate  form with the Plan Administrator for transmittal to Pentegra Services,
               Inc. A  withdrawal  is based on the unit values on the  valuation
               date  coinciding   with  the  date  that  a  properly   completed
               withdrawal form is received and processed by Pentegra Services, Inc. (see "Valuation of Accounts" section of this booklet).

               Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

               In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

               As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

               (1)  Medical expenses (other than amounts paid by insurance).
               (2) The purchase of a principal residence (mortgage payments are excluded).
               (3) Tuition, including room and board, for the next 12 months of post- secondary education.
               (4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

               Only one in-service withdrawal may be made in any Plan Year.

               Upon Termination of Employment
               You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2. You may make one withdrawal each plan year. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

               You may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 2-10, 15 or 20 years with the right to take in a lump sum the vested balance of your account at any time during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

               Also, you may make a withdrawal  from the First Kansas  Financial
               Corporation Stock Fund in the form of First Kansas Financial Corporation Common Stock.


                                        6

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         M A K I N G   W I T H D R A W A L S   F R O M   Y O U R   A C C O U N T
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                                                                     (continued)



               In addition, you may elect to take distributions from the First Kansas Financial Corporation Stock Fund in the form of First Kansas Financial Corporation Common Stock.

               Upon Disability
               If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment

               You are  disabled  under the Plan if you are  eligible to receive
               (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

               Upon Death
               If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum, unless the payment would be equal to or exceed $500, and you had elected prior to your death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary) of your death.

               If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

               In addition, your beneficiary may elect to receive a distribution from the First Kansas Financial Corporation Stock Fund in the form of First Kansas Financial Corporation Common Stock.






                                        7

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                           B O R R O W I N G   F R O M   Y O U R   A C C O U N T
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LOANS          You may borrow from the vested  portion of your account.  You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

               The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

               The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

               Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 12 monthly payments have been made, you may repay the outstanding balance of the loan. If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

               As you repay the loan, the principal portion, together with the interest, will be credited to your account, after deducting 2% of the outstanding balance to cover administrative expenses. In this way, you will be paying interest to yourself.

               In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.


                                        8

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                                                 P L A N   L I M I T A T I O N S
--------------------------------------------------------------------------------



PLAN
LIMITATIONS    Internal  Revenue  Service  ("IRS")  requirements  impose certain limitations  on the amount of  contributions  that may be made to
               this  and  other  qualified   plans.   In  general,   the  annual
               "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 25% of the member's total compensation or $30,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future). For this purpose, "contributions" include employer contributions, member 401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed the lesser of 25% of the member's total compensation or $7,000 (indexed for cost-of-living adjustments, if any - $10,000 in 1999). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

               Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

               As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

               Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

               If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

               Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

               The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

               The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.


                                        9

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TOP HEAVY
INFORMATION    A "top  heavy"  plan is a plan  under  which more than 60% of the accrued  benefits  (account  values) are for key  employees.  Key employees  generally  include officers and  shareholders  earning
               more  than  $45,000  (indexed  for  cost-of-living   adjustments;
               $65,000 in 1999) per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan
               Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer (See "Plan
               Contributions" section of this booklet).

               In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED
CLAIMS
PROCEDURE      If you disagree with respect to any benefit to which you feel you are  entitled,  you  should  make a  written  claim  to the  Plan
               Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

               The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

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


                                                     M E M B E R S   R I G H T S
--------------------------------------------------------------------------------



STATEMENT OF
MEMBER'S
RIGHTS As a member of the Plan, you are entitled to certain rights and protection under ERISA which provides that all members shall be entitled to:

               o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

               o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

               o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

               In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

               Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

               If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

               If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor- Management Services Administration, Department of Labor.

               This Statement of ERISA Rights is required by federal law and regulation.

                                                 P L A N   I N F O R M A T I O N
--------------------------------------------------------------------------------



Plan Name:

                First Kansas Federal Savings Association Employees' Savings & Profit Sharing Plan and Trust


Plan Administrator:

                First Kansas Federal Savings Association
                600 Main Street/P.O. Box 9
                Osawatomie, KS 66064

                Phone No: (913) 755-3033

                Employer Identification Number: 48-0221422

                Plan Number: 001

                Plan Year End: December 31

Trustee:

                The Bank of New York
                1 Wall Street
                New York, NY 10286

                Phone: (212) 635-8115

Agent for Service of Legal Process:

                First Kansas Federal Savings Association

Administrative Services:

                Record-keeping services are provided by:

                Pentegra Services, Inc.
                108 Corporate Park Drive
                White Plains, New York 10604

                Phone No. : (914) 694-1300  FAX No. : (914) 694-6429
                              (800) 872-3473




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